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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 23, 2002

                               SCIOTO DOWNS, INC.
               (Exact Name of Registrant as Specified in Charter)

                                      Ohio
                 (State or Other Jurisdiction of Incorporation)

                0-1365                                    31-4440550
       (Commission File Number)                (IRS Employer Identification No.)

 6000 South High Street, Columbus, Ohio                     43207
(Address of Principal Executive Offices)                  (Zip Code)

       Registrant's telephone number, including area code: (614) 491-2515

                                       N/A
          (Former Name or Former Address, If Changed Since Last Report)
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ITEM 5. OTHER EVENTS

      On December 23, 2002, Scioto Downs, Inc. (the "Company"), MTR Gaming Group, Inc., a Delaware corporation ("MTR") and Racing Acquisition, Inc., an Ohio corporation and wholly owned subsidiary of MTR, entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which, subject to the conditions and upon the terms stated therein, the wholly owned subsidiary of MTR formed solely to facilitate the transaction ("the Merger") will be merged with and into the Company.

      The Merger Agreement provides that upon the effective date of the Merger, each stockholder of the Company will receive $32.00 in cash for each share of the Company's common stock owned by such stockholder. Each Company stockholder may elect to receive, instead of the $32.00 per share amount, an amount equal to $17.00 plus, in certain circumstances set forth in the Merger Agreement, ten
(10) annual contingent earnout payments based upon 10% of the growth of the Company's EBITDA (earnings before interest, taxes, depreciation and amortization) compared to the average of the Company's EBITDA for the three fiscal years ending October 31, 2002. In the event any contingent earnout payment is prohibited by an authorized governmental authority, a final payment of $15.00 per share would be made instead. If the contingency set forth in the Merger Agreement is not satisfied, however, the Company stockholders who elected the contingent earnout payment would receive only the $17 per share amount.

      Consummation of the transaction contemplated by the Agreement is subject to the terms and conditions contained in the Merger Agreement, including, among other things, the receipt of approval of the Merger by the stockholders of the Company and the receipt of certain regulatory approvals. The Merger and the transactions contemplated by the Merger Agreement will be submitted for approval at a meeting of the stockholders of the Company that is expected to take place in the second quarter of 2003, at which time the transaction is expected to close. The foregoing description is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and hereby incorporated herein by reference.

      A copy of the press release, dated December 23, 2002, jointly issued by the Company and MTR relating to the Merger is attached as Exhibit 99.3 hereto and is hereby incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a)   Financial Statements.

            Not applicable

      (b)   Pro Forma Financial Information

            Not applicable.

      (c)   Exhibits.

            Exhibit 2.1 Agreement and Plan of Merger, dated as of December 23, 2002, by and among MTR Gaming Group, Inc., Racing Acquisition, Inc. and Scioto Downs, Inc.

            Exhibit 99.3   Joint Press Release, dated December 23, 2002.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            12/26/02
Date:    ________________                   SCIOTO DOWNS, INC.
                                            (Registrant)

                                                /s/ Edward T. Ryan
                                            By _________________________________
                                                  Edward T. Ryan
                                                  President


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